                                                                      EXHIBIT 12

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                  YEARS ENDED DECEMBER 31,
                                             ----------------------------------
                                              1994   1993   1992   1991   1990
                                             ------ ------ ------ ------ ------
Earnings:
  Income from continuing operations before
   minority interests and income taxes...... $1,260 $  978 $  543 $  551 $  641
  Fixed charges, exclusive of capitalized
   interest.................................    327    387    465    655    737
                                             ------ ------ ------ ------ ------
                                             $1,587 $1,365 $1,008 $1,206 $1,378
                                             ====== ====== ====== ====== ======
Fixed charges:
  Interest charged to expense............... $  248 $  321 $  401 $  597 $  694
  One-third of rent expense and amortization
   of deferred loan costs (a)...............     79     66     64     58     43
                                             ------ ------ ------ ------ ------
  Fixed charges, exclusive of capitalized
   interest.................................    327    387    465    655    737
  Capitalized interest......................     12     12     12      9      8
                                             ------ ------ ------ ------ ------
                                             $  339 $  399 $  477 $  664 $  745
                                             ====== ====== ====== ====== ======
Ratio of earnings to fixed charges..........   4.68   3.42   2.11   1.82   1.85
                                             ====== ====== ====== ====== ======

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(a) One-third of rent expense is considered representative of the underlying interest.